SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 7, 2005

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Newmont USA Limited ( “Newmont”), which is a subsidiary of Newmont Mining Corporation (“NMC”), and David H. Francisco entered into an Employment Agreement (the “2005 Employment Agreement”), dated as of September 9, 2005 (the “Effective Date”). Prior to entering into the 2005 Employment Agreement, Mr. Francisco was the Executive Vice President, Operations, of NMC, and an officer and director of Newmont and its affiliates. Pursuant to the 2005 Employment Agreement, Mr. Francisco resigned as Executive Vice President, Operations, of NMC and as an officer and director of Newmont and its affiliates. Mr. Francisco will continue to serve as an executive employee of Newmont, with the title of Technical Advisor to the CEO. In addition, he may be requested by Newmont to consult and advise Newmont with respect to its business operations and practices. The 2005 Employment Agreement provides that the Employment Agreement, dated February 1, 1999, by and between NMC and Mr. Francisco (the “1999 Employment Agreement”) terminated as of the Effective Date.

The 2005 Employment Agreement sets forth the terms of his employment for a period of 36 months, unless terminated earlier by Mr. Francisco or by Newmont for cause (as defined in the 2005 Employment Agreement) or upon breach of the agreement by Mr. Francisco. Commencing on the Effective Date, Mr. Francisco is entitled to a salary of $500,000 per year, plus certain benefits offered to executive employees under Newmont’s benefit plans, except as otherwise provided in the 2005 Employment Agreement. Mr. Francisco will be eligible to receive a bonus payment under the Annual Incentive Compensation Payroll Practice of Newmont and the Employee Performance Incentive Compensation Payroll Practice of Newmont for the calendar year 2005, which will be paid in 2006. After 2005, he will not be entitled to any payments under these programs. Mr. Francisco will no longer be entitled to any benefits under the Severance Plan of Newmont and the Executive Change of Control Plan of Newmont. Any stock options or stock awards granted to him prior to the Effective Date will continue in place and vest in accordance with their terms, however, as of the Effective Date, he will not be eligible to receive any further stock options or restricted stock. Mr. Francisco has agreed in the 2005 Employment Agreement, among other things, to comply with certain non-competition, non-solicitation and confidentiality provisions.

The 2005 Employment Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. The news release announcing Mr. Francisco’s resignation as Executive Vice President, Operations, is attached hereto as Exhibit 10.2.

ITEM 1.02.	Termination of a Material Definitive Agreement.

Pursuant to 2005 Employment Agreement, the 1999 Employment Agreement was terminated as of the Effective Date. Item 1.01 is incorporated herein by reference.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the 2005 Employment Agreement, Mr. Francisco resigned as Executive Vice President, Operations, of NMC as of the Effective Date. On an interim basis, Mr. Francisco’s duties will be overseen by Thomas L. Enos, Senior Vice President for International Operations and Bruce D. Hansen, currently Senior Vice President and Chief Financial Officer.

On September 7, 2005, the Board of Directors of NMC elected Richard O’Brien as Senior Vice President and Chief Financial Officer. Mr. O’Brien will assume his new role on September 26, 2005. On that date, Bruce D. Hansen, currently Senior Vice President and Chief Financial Officer, will resign from the position of Chief Financial Officer.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement by and between Newmont USA Limited and David H. Francisco, dated September 9, 2005.

10.2	News Release dated September 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: September 9, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement by and between Newmont USA Limited and David H. Francisco, dated September 9, 2005.

10.2	News Release dated September 9, 2005.

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